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          Certificate of Designation, Powers, Preferences and Rights
                                      of
                Series B Cumulative Redeemable Preferred Stock
                                      of
                         Maxcor Financial Group Inc.

          Pursuant to Section 151 of the General Corporation Law of
                            The State of Delaware


                  We, Gilbert D. Scharf, Chairman of the Board, President and Chief Executive Officer, and Roger E. Schwed, Vice President, General Counsel and Secretary, of Maxcor Financial Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on September 25, 1998, adopted the following resolution creating a series of 2,000 shares of Preferred Stock designated as Series B Cumulative Redeemable Preferred Stock:

           RESOLVED, that pursuant to the authority vested in this Board of Directors in accordance with the provisions of this Corporation's Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                             (1) Designation; Number of Shares. The
         designation of such series of Preferred Stock shall be "Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock") of Maxcor Financial Group Inc., a Delaware corporation (the "Corporation"). The stated value ("Stated Value") of each share of the Series B Preferred Stock shall be One Thousand U.S. Dollars (U.S.$1,000). The maximum number of shares of Preferred Stock authorized hereby shall be two thousand (2,000). The Series B Preferred Stock may be issued in fractional shares.

                             (2) Holder. The Series B Preferred Stock is being issued to a single holder, Yagi Euro Corporation (the "Holder"), for the business purpose of maintaining cross-ownership between the Holder and certain subsidiaries of the Corporation, and is subject to restrictions on transfer as described in paragraph (12) below. References to multiple holders herein are solely for convenience in the event that the Holder seeks, and the Corporation consents to, future transfers of the Series B Preferred Stock, and are not intended to modify or otherwise alter the restrictions in said paragraph (12).

                             (3) Rank. The Series B Preferred Stock shall, with respect to dividend rights

                             Page 25 of 34 Pages

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         and rights on liquidation, winding up, and dissolution, rank senior to all series and classes of the Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation and to the Series A Junior Participating Preferred Stock, par value $.001 per share, of the Corporation. Unless specifically designated as being pari passu with the Series B Preferred Stock with respect to dividend rights or rights on liquidation, winding up or dissolution, all other series and classes of Preferred Stock of the Corporation hereinafter authorized or outstanding shall be junior to the Series B Preferred Stock with respect to such rights. All securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Securities"; and all securities of the Corporation with which the Series B Preferred Stock ranks pari passu are collectively referred to herein as the "Parity Securities."

                             (4)    Dividends.

                                    (i)     Amount; Payment Dates. The holders
         of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative dividends on each share of Series B Preferred Stock at the annual rate of two percent (2%) of the Stated Value of such share and no more. Such dividends shall be payable in arrears in equal quarterly payments on each of March 31, June 30, September 30 and December 31, commencing with December 31, 1998 (each of such dates being a "dividend payment date"), in preference to dividends on any Junior Securities. Such dividends shall be paid to the holders of record of the Series B Preferred Stock at the close of business on the business date 10 days prior to the relevant dividend payment date or such other date as may be specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the relevant dividend payment date. Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends, at the annual rate of two percent (2%) compounded quarterly) from the first day of the quarterly period in which such dividend may be payable as herein provided, except that with respect to the period prior to the first dividend payment date, dividends shall accrue from October 1, 1998 (the "Issue Date"). Any dividends paid on the Series B Preferred Stock shall be deemed to be paid with respect to the earliest dividend payment dates for which cumulative dividends have not been paid in full. All references to accrued dividends herein shall be calculated in accordance with this paragraph (4) (i).

                                    (ii)    Form. Any dividends that accrue on
         the Series B Preferred Stock shall be paid in cash. All dividends paid pursuant to this paragraph shall be paid pro rata to the holders entitled thereto.

                                    (iii)   Fractional Shares. Each fractional
         share of the Series B Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series B Preferred Stock pursuant to paragraph (4) (i) hereof.

                             Page 26 of 34 Pages

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                             (5) Liquidation Preference. In the event of any
         voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or surplus and whether or not any dividends are declared, an amount in cash equal to the Stated Value of each share outstanding (the "Liquidation Preference"), plus an amount in cash equal to all accrued and unpaid dividends thereon to the date payment is made available to the holders of the Series B Preferred Stock, before any payment shall be made or any assets distributed to any holder of Junior Securities. Except as provided in the preceding sentence, the holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and the holders of any Parity Securities, then the holders of all such shares and such Parity Securities shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and such Parity Securities are entitled were paid in full. The liquidation payment with respect to each fractional share of the Series B Preferred Stock outstanding shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of the Series B Preferred Stock. For the purposes of this paragraph (5), neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                             (6)    Redemption.

                                    (i)     Optional Redemption. The Corporation
         may, at any time or from time to time, redeem in whole or in part, at its option, the Series B Preferred Stock, to the extent the Corporation shall have funds legally available for such payment, at a per share cash redemption price equal to the Liquidation Preference per share, plus an amount in cash equal to all accrued and unpaid dividends thereon to the date of redemption (the "Redemption Price")

                                    (ii)    Mandatory Redemption. (a)  On the
         tenth anniversary of the Issue Date, the Corporation shall redeem at the Redemption Price, to the extent the Corporation shall have funds legally available for such payment, all of the shares of Series B Preferred Stock then outstanding.

                                            (b)      In addition, if any time
         the Corporation sells, transfers or otherwise disposes of its indirectly held investment in the Common Stock of the Holder (whether

                             Page 27 of 34 Pages
         in whole or in part), other than to another wholly-owned subsidiary of the Issuer (it being understood that having directors' shares or their equivalent outstanding shall not prevent a subsidiary from being considered wholly-owned for purposes of this subparagraph), then, within sixty (60) days of such sale, transfer or disposition, the Corporation shall redeem at the Redemption Price, to the extent the Corporation shall have funds legally available for such payment, a number of shares of the Series B Preferred Stock that represents a percentage of the total number of shares of Series B Preferred Stock then outstanding equal to the percentage that the number of shares of Common Stock of the Holder so sold, transferred or disposed by the Corporation (or its subsidiary) represents of the total number of shares of Common Stock of the Holder then held by the Corporation (or its subsidiary).

                                              (c)    If the Corporation shall
         fail to discharge any mandatory redemption obligation pursuant to this paragraph (6) (ii), such failure shall have the consequences specified in paragraph (11) below and the Corporation shall discharge such mandatory redemption obligation as soon as it is able to do so.

                                     (iii)  Reacquired Shares. Shares of Series
         B Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock, undesignated as to any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of the Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock.

                             (7)    Procedure for Redemption.

                                     (i)    Selection. In the event that fewer
         than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares shall be redeemed pro rata. If less than all of the shares held by a holder are to be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                                     (ii)   Notice. In the event the Corporation
         shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the redemption date, to each record holder of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that any failure to give such notice or any defect therein shall not affect the validity of the proceeding for the redemption of any shares of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the Redemption Price (including a calculation of all accrued


                             Page 28 of 34 Pages

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         and unpaid dividends); (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date except to the extent provided in paragraph (8).

                             (8) Effect of Redemption. From and after the redemption date, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue (unless the Corporation defaults in promptly providing money for the payment of the Redemption Price to the holders of the redeemed shares who deliver shares of Series B Preferred Stock in accordance with the terms of the notice sent to such holders), and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Corporation in respect of such shares shall cease and terminate (except the right to receive from the Corporation the Redemption Price). If notice of redemption shall have been mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series B Preferred Stock to be redeemed, with a bank or trust company (which shall have combined capital and surplus of at least $100,000,000) in the borough of Manhattan, City of New York named in such notice, thereupon and without awaiting the redemption date, all shares of the Series B Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall be deemed to be redeemed and no longer outstanding and all rights with respect to such shares of the Series B Preferred Stock shall forthwith upon such deposit in trust cease and terminate (except the right of the holders on or after the redemption date to receive from such deposit in trust the amount payable upon the redemption). In case the holders of shares of the Series B Preferred Stock that shall have been called for redemption shall not within one year (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest from the date for which redemption was scheduled.

                             (9) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into any person pursuant to which the Corporation shall not be the continuing person, or pursuant to which the Corporation shall become a subsidiary of a public company, the Series B Preferred Stock shall at the option of the Corporation either: (i) be redeemed in accordance with the provisions of paragraph (7) or (ii) be converted into or exchanged for and shall become preferred shares of such successor, resulting or public company, having in respect of such successor, resulting or public company substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction.

                             Page 29 of 34 Pages


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                             (10) Voting Rights. (i) The holders of shares of
         Series B Preferred Stock shall not be entitled to any voting rights except as provided in this paragraph (10) or as otherwise required by law.

                                     (ii)   (a)      If at any time or times (1)
         dividends payable on the Series B Preferred Stock shall be in arrears and shall not have been paid in full for the two immediately preceding quarters, or (2) the Corporation shall have failed to meet the mandatory redemption obligation as provided in paragraph (6)(ii), then the number of directors constituting the Board of Directors, without further action, shall be increased by one. The directorship created by the failure to meet mandatory redemption obligations or to declare or pay dividends on the Series B Preferred Stock shall be referred to as a "Preferred Stock Director". The holders of Series B Preferred Stock, voting separately as a class, shall have the right to elect one Preferred Stock Director, with the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                                             (b)     Whenever such voting right
         shall have vested, such right may be exercised initially at the holders' election either at a special meeting of the holders of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meeting, or by the unanimous written consent of all holders of the Series B Preferred Stock. Such voting right shall continue until such time as (i) all accrued and unpaid dividends on all outstanding Series B Preferred Stock shall have been paid in full and
         (ii) all mandatory redemption obligations which have matured have been met, at which time such voting right of the holders of Series B Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

                                              (c)    At any time when such
         voting rights shall have vested in the holders of Series B Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Series B Preferred Stock then outstanding,addressed to the Secretary of the Corporation, call a special meeting of holders of Series B Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings

                             Page 30 of 34 Pages

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         of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registered receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series B Preferred Stock then outstanding may designate in writing a holder of Series B Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph (10) (ii) (c). Any holder of Series B Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation in respect of the Series B Preferred Stock for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph (10) (ii) (c). Notwithstanding the provisions of this paragraph (10) (ii) (c), however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the Corporation.

                                              (d)    At any meeting held for the
         purpose of electing directors at which the holders of Series B Preferred Stock shall have the right to elect a Preferred Stock Director as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of a Preferred Stock Director by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of Series B Preferred Stock shall not prevent the election of directors other than the Preferred Stock Director to be elected, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of a Preferred Stock Director to be elected by the holders of Series B Preferred Stock and (y) in the absence of a quorum of the holders of shares of Series B Preferred Stock, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of a Preferred Stock Director that the holders of Series B Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                                              (e)    The term of office of the
         Preferred Stock Director elected pursuant to this paragraph (10) in office at any time when the aforesaid voting right is vested in the holders of Series B Preferred Stock shall terminate upon the election of such Director's successor at any meeting of stockholders for the purpose of electing directors of the class of directors to which the Preferred Stock Director belongs. Upon any termination of the voting right of the holders of Series B Preferred Stock, the term of office of the Preferred Stock Director elected pursuant to this paragraph (10) then in office shall automatically terminate, and, if the number of directors constituting the Board of Directors was increased by one pursuant to paragraph (10) (ii) (a), then upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by one, subject to an increase in the number of directors pursuant to paragraph (10) (ii) (a) in the case of the future right of the holders of Series A Preferred stock to elect directors.

                                              (f)    In case of any vacancy
         occurring for the Preferred Stock Director so elected, the holders of Series B Preferred Stock may, at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                                     (iii) So long as any shares of Series B
         Preferred Stock remain outstanding,

                             Page 31 of 34 Pages

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         the Corporation will not, without the affirmative vote at a meeting, or the written consent (in lieu of a meeting), of the holders of at least a majority in number of shares of the Series B Preferred Stock then outstanding, (a) amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation (including the Certificate of Designations which creates the Series B Preferred Stock) so as to affect adversely the powers, preferences or special rights of the Series B Preferred Stock or (b) increase the authorized number of shares of the Series B Preferred Stock; provided, however, that nothing herein shall limit the ability or authority of the Board of Directors of the Corporation to create, authorize or issue any Junior Securities or Parity Securities.

                             (11) Certain Restrictions. If at any time or times (1) dividends payable on the Series B Preferred Stock shall be in arrears and shall not have been paid in full for the two immediately preceding quarters, or (2) the Corporation shall have failed to meet the mandatory redemption obligation as provided in paragraph (6)(ii), then, if and so long as any such obligation with respect to dividends or redemption shall not be fully discharged, the Corporation shall not
         (x) declare or pay any dividend or make any distributions on, or directly or indirectly purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of any Parity Securities or any warrants, rights or options exercisable for or convertible or exchangeable into Parity Securities (except in connection with any such obligation to be satisfied pro rata with the obligation in respect of the Series B Preferred Stock) or (y) declare or pay any dividend or make any distributions on, or directly or indirectly purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of any Junior Securities (other than in such Junior Securities) or any warrants, rights or options exercisable for or convertible or exchangeable into Junior Securities.

                             (12) Transfer Restrictions. The Series B Preferred Stock is being issued to the Holder pursuant to, and is subject to the terms and restrictions of, the Stock Acquisition Agreement, dated as of October 1, 1998, between the Holder and the Corporation.

                             Page 32 of 34 Pages

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                  IN WITNESS WHEREOF, we have executed and subscribed this
Certificate and do affirm the foregoing as true under the penalties of perjury this 25th day of September, 1998.




                                       /s/ Gilbert D. Scharf
                                       ---------------------------------
                                           Chairman of the Board


Attest:



/s/ Roger E. Schwed
---------------------------
Secretary


                             Page 33 of 34 Pages